SUB-ITEM 77Q3
Addendum to question 7C on Form N-SAR

List the name of each series and give a consecutive number to each series in excess of the 99 series permitted by the Form.

Please refer to the most recent shareholders report for additional information concerning these Funds.

INFORMATION DISPLAYED IN FOLLOWING ORDER:
Series Number
Series Name
Is This the last filing for this Series? (Y or N)

100
POWERSHARES PUREBETASM FTSE EMERGING MARKETS
N

101
POWERSHARES PUREBETASM MSCI USA PORTFOLIO
N

102
POWERSHARES PUREBETASM MSCI USA SMALL CAP POR
N

103
POWERSHARES PUREBETASM US AGGREGATE BOND PORT
N